SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Charter Communications, Inc. (the “Company”) previously announced that Steve Apodaca, President, Operations, would leave the Company. On August 3, 2012, the Company entered into an agreement with Mr. Apodaca governing the terms and conditions of separation from the Company (the “Separation Agreement”). Under the terms of the Separation Agreement, Mr. Apodaca will receive the amount of one times (a) his base salary that he would have received in 2012, calculated at a rate of $386,250 per annum, and (b) his annual target bonus of $251,063, from the date of separation through August 3, 2013 (the “Separation Term”), which will be paid over the remainder of the Separation Term in equal bi-weekly installments on Company's regular pay days for executives; provided that, the total of such payments shall not exceed, in the aggregate, the gross amount of $637,313. He also will retain his restricted stock awards of 10,182 shares of the Company's Class A common stock vesting on November 30, 2012; a pro rata portion of his unvested July 2010 stock option award in the amount of 3,164 options to purchase shares of Class A common stock; a pro rata portion of his tranche 1 and tranche 2 unvested, time-vesting stock option award granted in April 2011 in the amounts of 882 tranche 1 options and 1,923 tranche 2 options to purchase Class A common stock; a pro rata portion of his tranche 1 and tranche 2 unvested, price-vesting stock option award granted in April 2011 in the amounts of 6,427 tranche 1 options and 4,487 tranche 2 options to purchase Class A common stock, which will remain eligible for vesting based on certain previously determined price hurdles; a pro rata portion of the unvested amount of Restricted Stock Units (“RSUs”) granted in December 2011 in the amount of 634 RSUs; a lump sum payment equal to twelve times the monthly cost, at the time of termination, for paid coverage for health, dental and vision benefits under COBRA of $11,644; and outplacement services through August 3, 2013 and all remaining hours of accrued and unused vacation. Under the terms of the Separation Agreement, Mr. Apodaca agreed to abide by the non-disparagement provisions in the Separation Agreement and release the Company from any claims arising out of or based upon any facts occurring prior to the date of the Separation Agreement. He has also agreed that he will continue to be bound by the non-competition (through August 3, 2014), non-interference and non-disclosure provisions contained in his March 1, 2010 Employment Agreement.

ITEM 8.01 OTHER EVENTS.

On August 8, 2012 (the “Closing Date”), the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. (the “Underwriter”) and the selling stockholders named therein (collectively, the “Selling Stockholders”) for the sale of an aggregate 5,000,000 shares of Class A common stock, par value $0.001 per share, of the Company (the “Shares”) by the Selling Stockholders. The offering and sale of the Shares was made pursuant to a shelf registration statement on Form S-3, initially filed with the Securities and Exchange Commission on November 10, 2010 (No. 333-170530), and a prospectus supplement dated August 8, 2012. The Underwriting Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company did not receive any proceeds from the sale of the Shares by the Selling Stockholders.
On August 15, 2012, the Selling Stockholders completed the sale of the Shares pursuant to the Underwriting Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Underwriting Agreement dated as of August 8, 2012, by and among Charter Communications, Inc., Citigroup Capital Markets Inc. and the Selling Stockholders named therein. *
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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Richard R. Dykhouse
Richard R. Dykhouse
Senior Vice President, General Counsel and
Date: August 15, 2012		Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Underwriting Agreement dated as of August 8, 2012, by and among Charter Communications, Inc., Citigroup Capital Markets Inc. and the Selling Stockholders named therein. *
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* filed herewith